EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company and GrowCo, Inc.

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Two Rivers Announces Annual Meeting Nominated Board Slate

DENVER, Colorado – August 18, 2016– Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) announced today its nominated board of directors’ slate to be voted on at its annual meeting of shareholders on September 30, 2016.

To reflect Two Rivers’ three strategic thrusts, the board slate comprises of experts in farming, leasing and water.  The nominated board is:

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Wayne Harding, is a current director and CEO/CFO of Two Rivers.  He has been a member of the senior management team at Two Rivers since 2008 and was recently appointed to the CEO position and to the board after the resignation of the prior CEO and board member, John McKowen.  He holds an active CPA license and the Charter Global Management Accountant (CGMA) designation.

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Samuel Morris is a current director.  He is the principal of Morris Law Associates which he formed in 2006, and provides legal guidance on acquisitions, management buyouts and restructuring.  He has served as general counsel for several companies.

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Michael Harnish is a current director.  He serves as the Chair of Two Rivers Audit Committee as the accounting expert.  Mr. Harnish has served on numerous boards of companies both public and private. Mr. Harnish has received the certifications of: Certified Public Accountant (CPA); Certified Information Technology Professional (CITP); Certified in Financial Forensics (CFF); Certified Information Systems Auditor (CISA); EnCase Certified Examiner (EnCE); and the Certificate in Data Processing (CDP).

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T. Keith Wiggins resides in southern Colorado.  He operates a large cattle ranch and has a Master of Agriculture degree from Colorado State University.  Mr. Wiggins previously served as Vice President of Human Resources and Environmental Services for Union Texas Petroleum Holdings, a Fortune 500 company. Mr. Wiggins will provide Two Rivers with agriculture and water expertise.

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James Cochran is the founder of a privately held real estate investment, development and asset management company.  He has served as President and Chief Investment Officer for DCT Industrial Trust (NYSE: DCT), served as Senior Vice President and member of the Investment Committee for ProLogis Trust (NYSE: PLD) and served as board member and member of the Executive Committee of Macquarie ProLogis Trust (ASX: MPR).  Mr. Cochran will provide real estate investment and leasing expertise.

Wayne Harding, CEO of Two Rivers commented, “I’m excited to work with this new board.  We have the right people with the right attitude and diverse expertise to focus on bringing value to our shareholders.”

About Two Rivers

Two Rivers assembles its water assets by acquiring irrigated farmland with senior water rights. Two Rivers current farm operations convert feed crop farmland into fruit and vegetable crop production in Pueblo County Colorado.  In November 2012, Colorado legalized the personal use and cultivation of marijuana. As a result, Two Rivers is providing greenhouses and processing facilities for licensed marijuana growers in Colorado on land with water rights not used for fruit and vegetable crop production.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources.  There can be no assurance Two Rivers will be able to initiate and operate its grow facilities in accordance with its business plans.  These forward-looking statements are made as of the date of this news release, and Two Rivers assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Wayne Harding

Two Rivers Water & Farming Company
(303) 222-1000
mailto: info@trgrowco.com